John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS  66211
Phone: 913.660.0778   Fax: 913.660.9157
 john.lively@1940actlawgroup.com

March 30, 2017

Capital Management Investment Trust
140 Broadway
New York, New York 10005

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Capital Management Mid-Cap Fund, the Capital Management Small-Cap Fund and the Wellington Shields All-Cap Fund (the “Funds”), each a series of the Capital Management Investment Trust (the “Trust”), which is included in Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-85242), and Amendment No. 39 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08822), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.